Exhibit 21

SUBSIDIARIES OF CENTURY CASINOS, INC.

Name	State or Country of Incorporation	Names Under Which Subsidiary Does Business (if other than Registered Name)
Century Resorts Management GmbH	Austria
Casinos Poland Sp. z o.o (1)	Poland	Casinos Poland
Century Casinos Poland Sp. z o.o	Poland
VICCO Sp. z o.o	Poland
Goldust Investments Sp. z o.o	Poland
Roskin Investments Sp. z o.o	Poland
Casinos Poland CP Sp. z o.o	Poland
CC Tollgate LLC	Delaware
Century Casinos Tollgate, Inc.	Delaware	Century Casino & Hotel – Central City
WMCK Venture Corp.	Delaware
WMCK Acquisition Corp.	Delaware	Century Casino & Hotel – Cripple Creek
Century Casinos Cripple Creek, Inc.	Colorado	Century Casino & Hotel – Cripple Creek
Century Acq, Inc.	Delaware	Farmstead Hotel
Mountaineer Park, Inc.	West Virginia	Mountaineer Casino, Resort & Races
Cape Girardeau TC2 Corporation	Delaware
IOC-Cape Girardeau LLC	Missouri	Century Casino Cape Girardeau
Caruthersville TC1 Corporation	Delaware
IOC-Caruthersville LLC	Missouri	Century Casino Caruthersville
Century Nevada Acquisition, Inc.	Nevada
Nugget Sparks, LLC	Nevada	Nugget Casino Resort
Smooth Bourbon, LLC (2)	Nevada
Century Maryland Acquisition Inc.	Delaware
Evitts Resort, LLC	Maryland	Rocky Gap Casino, Resort & Golf
Century Resorts Alberta, Inc.	Canada	Century Casino & Hotel – Edmonton
United Horsemen of Alberta Inc. (3)	Canada	Century Downs Racetrack and Casino
Century Casino St. Albert, Inc.	Canada	Century Casino St. Albert
Century Mile Inc.	Canada	Century Mile Racetrack and Casino
Century Resorts International Ltd.	Mauritius

(1)	The Registrant owns 66.6% of the outstanding shares of Casinos Poland Sp. z o.o and consolidates its 66.6% ownership as a majority-owned subsidiary for which it has a controlling financial interest.
(2)	The Registrant owns 50% of the membership interest of Smooth Bourbon, LLC and consolidates its 50% ownership as a majority-owned subsidiary for which it has a controlling financial interest.
(3)

The Registrant owns 75% of the outstanding shares of United Horsemen of Alberta Inc. and consolidates its 75% ownership as a majority-owned subsidiary for which it has a controlling financial interest.